SUB-ITEM 77H

The following shareholders held greater than 25% of the outstanding shares of a series of the Trust as of August 31, 2006:

Fund	Shareholder

GMO Alternative Asset Opportunity Fund	GMO Benchmark Free Allocation Fund
GMO Alternative Asset Opportunity Fund	GMO Global Balanced Asset Allocation

GMO Alternative Asset SPC LTD	GMO Alternative Asset Opportunity Fund

GMO Alpha Libor Offshore	GMO Emerging Country Debt Investment

GMO Alpha Only Fund	Evergreen Asset Allocation Fund

GMO Core Plus Bond Fund	Evergreen Asset Allocation Fund

GMO Currency Hedged International Bond Fund	Evergreen Asset Allocation Fund

GMO Currency Hedged International Equity Fund	Evergreen Asset Allocation Fund

GMO Developed World Stock Fund	Dow Employees Pension Plan

GMO Domestic Bond Fund	Evergreen Asset Allocation Fund

GMO Emerging Country Debt Share Fund	Fidelity Investments Institutional

GMO Emerging Markets Quality Fund	Evergreen Asset Allocation Fund

GMO Foreign Small Companies Fund	Virginia Retirement System

GMO Global Bond Fund	Fresno County Employees' Retirement Association
GMO Global Bond Fund	General Retirement System of The City Detroit

GMO Global Growth Fund	GMO Global Growth Fund

GMO Inflation Indexed Plus Bond Fund	Evergreen Asset Allocation Fund

GMO International Growth Equity Fund	Evergreen Asset Allocation Fund

GMO International Opportunities Equity Allocation	Wells Fargo Bank FBO Ameristeel Retirement Plan

GMO Real Estate Fund	Mac & Co 10000643000 FBO Princeton

GMO Short Duration Collateral Fund	GMO Core Plus Bond Fund

GMO Short Duration Collateral Share	Evergreen Asset Allocation Fund

GMO Special Purpose Holding Fund	Verib NYXF1776322

GMO Strategic Fixed Income Fund	GMO Global Balanced Asset Allocation Fund
GMO Strategic Fixed Income Fund	GMO Benchmark Free Allocation Fund

GMO SPV I, LLC	GMO Alpha Libor Fund

GMO Taiwan Fund	Pension Reserves Investment Trust

GMO Tax-Managed US Equity Fund	Northern Trust Co. FBO Edgar M Bronfman
GMO Tax-Managed US Equity Fund	Strafe and Co FAO MJH Investment LTD

GMO Tax-Managed Small/Mid Companies Fund	CAMASS Investment

GMO Tobacco-Free Core Fund	Memorial Sloan-Kettering Cancer Center

GMO U.S. Core Equity Fund	Evergreen Asset Allocation Fund

GMO U.S. Growth Fund	National Financial Services LLC

GMO U.S. Intrinsic Value Fund	Corning Retirement Master Trust

GMO U.S. Value Fund	Polk Brothers Foundation
GMO U.S. Value Fund	Ameriprise Trust Co. FBO American Express

GMO World Opportunity Overlay Fund	GMO Core Plus Bond Fund
GMO World Opportunity Overlay Fund	GMO Inflation Index Plus Bond

The following shareholders ceased to hold greater than 25% of the outstanding shares of a series of the Trust during the period March 1, 2006 through August 31, 2006:

Fund	Shareholder
GMO Alternative Asset Opportunity Fund	GMO World Equity Allocation Fund
GMO Currency Hedged International Equity Fund	Evergreen Asset Allocation Fund
GMO Emerging Country Debt Share Fund	Sprint Corporate Master Trust
GMO Global Balanced Asset Allocation Fund	State Street Bank & Trust Company as Trustee for Northrop Grumman Defined Contribution Plans
GMO International Growth Equity Fund	John Hancock Life Insurance Company
GMO U.S Small/Mid Cap Value Fund	Maine State Retirement System
GMO U.S. Core Fund	John Hancock Life Insurance Company
GMO World Opportunity Equity Allocation Fund	The Hershey Foods Corporation Master Retirement Trust
GMO World Opportunity Equity Allocation Fund	Wells Fargo Bank NA FBO Buck Leonard & Beryl